Exhibit 10.23

Lazard Group LLC

30 Rockefeller Plaza

New York, New York 10020

November 6, 2006

The Board of Directors

LAZ-MD Holdings LLC

30 Rockefeller Plaza

New York, New York 10020

Gentlemen:

Reference is made to the Master Separation Agreement (the “Master Separation Agreement”), dated as of May 10, 2005, by and among Lazard Ltd (“Lazard Ltd”), LAZ-MD Holdings (“LAZ-MD”), Lazard Group LLC (“Lazard Group”) and LFCM Holdings LLC, and the related Retention Agreements (as defined in the Master Separation Agreement). Lazard Group hereby acknowledges and agrees that, in the event that any individual who is party to a Retention Agreement shall in accordance with the terms of such Retention Agreement become entitled to exchange his or her Exchangeable Interests (as defined in the applicable Retention Agreement) prior to the eighth anniversary of the IPO Date (as defined in the applicable Retention Agreement) by reason of having continued to provide services to Lazard Group through at least the third anniversary of the IPO Date (or, in the case of those certain types of terminations of service (as set forth in each individual’s Retention Agreement) after the second anniversary of the IPO Date and prior to the third anniversary of the IPO Date that result in a lapse of the requirement to satisfy such service requirement, to comply with the Covenants through the third anniversary of the IPO Date) and such accelerated exchange right is conditioned upon such individual’s compliance with the Covenants (as defined in the applicable Retention Agreement) following the third anniversary of the IPO Date, such individual will be entitled, notwithstanding the failure of such individual to comply with such Covenants, to exchange the first installment of such Exchangeable Interests following the third anniversary of the IPO Date as if such individual had not failed to comply with such Covenants (it being understood that (i) this waiver shall not relieve the applicable individual from his or her obligation to comply with the Covenants (and Lazard Group expressly reserves its rights with respect to a breach or violation thereof), (ii) this waiver by Lazard Group shall apply to no more than one-third of such individual’s Exchangeable Interests, (iii) any exchanges of Exchangeable Interests shall be deemed to reduce, first, the installment of Exchangeable Interests addressed in this acknowledgement letter, and (iv) the other Exchangeable Interests held by such person shall be treated in accordance with the terms of the applicable Retention Agreement and shall not be affected hereby). Lazard Group also hereby acknowledges and agrees that the references to “three equal installments” in the Retention Agreements with respect to the number of Exchangeable Interests permitted to be exchanged in each year prior to the eighth anniversary of the IPO Date means that up to one-third of the full initial amount of such Exchangeable Interests may be exchanged in each of the first three years in which such party to the Retention Agreements is entitled to so exchange his Exchangeable Interests, plus any Exchangeable Interests which were exchangeable in a prior year and not exchanged.

Lazard Group agrees that each individual party to a Retention Agreement shall be a third party beneficiary of Lazard Group’s acknowledgement and agreement set forth herein as it relates to the rights of such individual under his or her Retention Agreement. Lazard Group agrees that no revocation, amendment or modification to this acknowledgement letter shall be effective against any individual party to a Retention Agreement without the consent of such individual.

Reference is made to the Amended and Restated Stockholders’ Agreement (the “Amended Stockholders’ Agreement”), dated as of the date hereof, by and among Lazard Ltd, LAZ-MD and the individuals listed on the signature page thereto. Notwithstanding anything to the contrary herein, this acknowledgement letter shall only apply to individuals (a) who are party to a Retention Agreement and (b) who are also individual signatories to the Stockholders’ Agreement listed on Appendix A thereto.

Sincerely,

LAZARD GROUP LLC

By:	/s/ MICHAEL J. CASTELLANO
Name:	Michael J. Castellano
Title:	Chief Financial Officer

Accepted and agreed:

LAZ-MD HOLDINGS LLC

By:	/s/ LARRY GRAFSTEIN
Name:	Larry Grafstein
Title:	Director

2